Exhibit 99.1

May 2, 2006	MEDIA CONTACT:	Pete Sheffield
	Phone:	980/373-4503
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Julie Dill
	Phone:	980/373-4332

Duke Energy Reports First Quarter 2006 Results

•	Ongoing diluted earnings per share (EPS) of 48 cents versus 43 cents in prior year’s quarter; reported diluted earnings per share of 37 cents versus 88 cents in previous year’s quarter

•	Improved results at Franchised Electric, Natural Gas Transmission and International Energy

•	On track for annual employee incentive target of $1.90 per ongoing diluted share

•	Cinergy Corp. — results not included in Duke Energy earnings – posts ongoing diluted EPS of 62 cents versus 60 cents in prior year’s quarter; first quarter 2006 reported diluted EPS of 39 cents versus 60 cents in previous year’s quarter

CHARLOTTE, N.C. – Duke Energy today posted ongoing diluted earnings per share (EPS) for first quarter 2006, which excludes special items and discontinued operations (with the exception of Crescent Resources), of 48 cents, versus 43 cents in first quarter 2005.

The company reported first quarter 2006 diluted EPS of 37 cents, or $358 million in net income, compared to 88 cents per diluted share in first quarter 2005, or $868 million in net income. Revenues for first quarter 2006 were $3.2 billion, compared to $5.3 billion in the previous year. The lower revenues were driven by the deconsolidation of Duke Energy Field Services (DEFS) following the transfer of a 19.7 percent interest in DEFS from Duke Energy to ConocoPhillips.

Also today, Cinergy Corp., which operated separately from Duke Energy in first quarter, posted first quarter 2006 ongoing earnings of 62 cents per diluted share, absent discontinued operations and special items, consistent with Duke Energy’s definition, compared to 60 cents from the previous year’s quarter. Reported diluted earnings for first quarter 2006 were 39 cents, compared to 60 cents from first quarter 2005.

Duke Energy and Cinergy completed their merger on April 3, 2006, and will report combined results going forward. However, for first quarter 2006, results are not combined; and going forward, Cinergy’s first quarter results will not be included in Duke Energy’s 2006 earnings.

“Despite near record mild winter weather, our electric and gas operations delivered solid performances this quarter,” said James E. Rogers, president and chief executive officer of Duke Energy.

“As we combine the Duke Energy and Cinergy businesses beginning in second quarter, we’re comfortable we will be able to achieve our 2006 employee incentive target of $1.90 per share,” added Rogers. That target should track ongoing diluted earnings per share. “Our combined portfolio of businesses provides us an outstanding platform to deliver positive results to our shareholders.”

Special items impacting Duke Energy’s diluted EPS for the quarter include:

(In millions, except per share amounts)	Pre-Tax Amount	Tax Effect	1Q2006 EPS Impact	1Q2005 EPS Impact
First quarter 2006
• DEGT gain on contract settlement	$24	$(8)	$0.01	—
• Duke Energy portion of gain on DEFS asset sale	14	(5)	0.01	—
• Merger costs to achieve	(5)	2	—	—

First quarter 2005
• Gain on sale of TEPPCO GP, net of minority interest of $343 million	$791	$(293)	—	$0.51
• Gain on sale of TEPPCO L.P. units	97	(36)	—	0.06
• Loss on de-designation of Field Services’ hedges as a result of the announced transaction with ConocoPhillips	(118)	44	—	(0.07)
• Mark-to-market losses on de-designated 2005 Field Services’ hedges	(54)	19	—	(0.04)
• Mutual insurance liability adjustment	(28)	10	—	(0.02)

Total diluted EPS impact			$0.02	$0.44

Reconciliation of reported to ongoing diluted EPS for the quarter:

	1Q 2006 EPS	1Q 2005 EPS
Diluted EPS from continuing operations, as reported	$0.50	$0.87
Diluted EPS from discontinued operations, as reported	$(0.13)	$0.01
Diluted EPS, as reported	$0.37	$0.88
Adjustments to reported EPS:
• Diluted EPS from discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle	$0.13	$(0.01)
• Diluted EPS impact of special items	$(0.02)	$(0.44)
Diluted EPS, ongoing	$0.48	$0.43

BUSINESS UNIT RESULTS

Franchised Electric

First quarter 2006 segment EBIT for Franchised Electric was $359 million, compared to $336 million in the prior year’s quarter. The increase was driven primarily by improved bulk power marketing results, customer growth and lower regulatory amortization. This increase in segment EBIT was partially offset by mild winter weather – with January 2006 being the second warmest on record in North Carolina and South Carolina. Regional growth continued to add to Franchised Electric’s total customer base, with 41,000 customers – about 2 percent – being added during the past year.

Natural Gas Transmission

Duke Energy Gas Transmission (DEGT) reported first quarter 2006 segment EBIT of $438 million, compared to $411 million in first quarter 2005. The increase was primarily due to $24 million received from the settlement of a customer’s transportation contracts.

Absent the special item noted above, ongoing EBIT for first quarter 2006 was $414 million, compared to $411 million in the previous year’s quarter. Business expansion, natural gas processing and the impact of a strengthening Canadian currency were offset by higher operating costs, lower margins at Union Gas due to record warm weather and lower equity earnings related to interest expense.

The favorable Canadian currency impacts on DEGT’s EBIT were partially offset in Duke Energy’s consolidated net income by currency impacts on Canadian interest and taxes.

Field Services

The Field Services business segment, which represents Duke Energy’s 50 percent interest in Duke Energy Field Services (DEFS), reported first quarter 2006 equity earnings of $144 million, compared to $919 million of segment EBIT from continuing operations in first quarter 2005.

The previous year’s EBIT included $770 million in special items concerning the gain on the sale of the TEPPCO GP and the TEPPCO L.P. units and the loss on the 2005 de-designated hedges. In the current quarter, Field Services recognized equity earnings of $14 million related to its share of a DEFS sale of natural gas gathering and processing assets in southeast Texas and Louisiana.

Absent the special items noted above, Field Services reported ongoing equity earnings for first quarter 2006 of $130 million, compared to ongoing segment EBIT of $149 million in the previous year’s quarter.

Ongoing results were driven by Duke Energy’s reduced ownership interest in DEFS, plus higher operating costs – primarily repairs and maintenance. These were partially offset by strong commodity prices and gas marketing results.

During the quarter, DEFS paid tax distributions of about $93 million to Duke Energy.

International Energy

For first quarter 2006, Duke Energy International (DEI) reported segment EBIT from continuing operations of $87 million, compared to $68 million in first quarter 2005. The positive results were driven by improved prices and volumes in the Latin America operations, favorable currency impacts – mainly in Brazil – and increased margins at National Methanol.

During the quarter, DEI closed on two transactions which increased its ownership in the Aguaytia Integrated Energy Project in Peru to 64.9 percent.

Crescent Resources

Crescent Resources reported first quarter 2006 segment EBIT from continuing operations of $42 million, compared to $52 million in the previous year’s quarter. The key driver was lower legacy land sales in first quarter 2006, compared to last year’s first quarter.

Other

Other primarily includes the cost of corporate governance, Duke Energy’s captive insurance company, Bison Insurance Co. Limited, de-designated hedges resulting from the decision in 2005 to transfer a 19.7 percent interest in DEFS to ConocoPhillips, and Duke Energy North America’s (DENA) continuing operations. Other reported an EBIT loss of $85 million in first quarter 2006, compared to a loss of $202 million in first quarter 2005.

Other’s first quarter 2005 EBIT included a $54 million EBIT loss on the de-designated 2005 hedges at DEFS and a $28 million liability adjustment at Bison. In the current quarter, Other’s EBIT included approximately $5 million in merger-related costs. Absent the special items, ongoing first quarter 2006 EBIT loss for Other was $80 million, compared to an ongoing loss of $120 million in the previous year’s quarter.

The improved results were driven largely by lower losses from mark-to-market movement in the de-designated hedges and lower losses associated with DENA’s continuing operations. For the quarter, DENA’s continuing operations posted a loss of $23 million in EBIT, compared to a $33 million EBIT loss in first quarter 2005.

Discontinued Operations

In first quarter 2006, Discontinued Operations had a loss of $128 million, compared to a first quarter 2005 gain of $8 million. The results were driven by the losses on certain contract terminations at DENA and a charge associated with DEI’s sale of its European operations to Norsk Hydro.

INTEREST EXPENSE

Interest expense was $250 million for first quarter 2006, compared to $290 million for first quarter 2005. The decrease was driven largely by the transfer of a 19.7 percent interest in DEFS from Duke Energy to ConocoPhillips, resulting in the deconsolidation of this investment by Duke Energy.

INCOME TAX

First quarter 2006 income tax expenses from continuing operations were $258 million, compared to $451 million in first quarter 2005. The decrease was driven primarily by higher pre-tax earnings in 2005 resulting from the gains on the sales of TEPPCO GP and TEPPCO L.P.

LIQUIDITY AND CAPITAL RESOURCES

Duke Energy’s consolidated capital structure at the end of first quarter 2006, including short-term debt, was 48 percent debt, 50 percent common equity and 2 percent minority interests. The company had approximately $817 million in cash, cash equivalents and short-term investments as of March 31, 2006.

CINERGY CORP.

For first quarter 2006, Cinergy Corp. posted ongoing earnings of 62 cents per diluted share, absent discontinued operations and special items, consistent with Duke Energy’s definition, compared to 60 cents from first quarter 2005. Reported diluted earnings for first quarter 2006 were 39 cents per share, compared to 60 cents from the previous year’s quarter.

Ongoing earnings were helped by revenue increases related to the Ohio rate stabilization plan and other base rate increases, as well as optimization and trading and marketing. This was partially offset by milder weather, fewer tax credits at the company’s synfuel facilities and higher operating and maintenance expenses in the regulated business unit.

Mark-to-market movements for optimization and trading and marketing are included in ongoing earnings – consistent with Duke Energy’s historical practice. Previously, Cinergy had excluded mark-to-market movements associated with gas, fuel and power contracts that hedge gas storage and generation assets from adjusted earnings (see accompanying supplemental information).

ADDITIONAL INFORMATION

Additional information about EPS reconciliation data can be obtained at Duke Energy’s first quarter 2006 earnings information Web site at: www.duke-energy.com/investors/.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations plus any discontinued operations from its Crescent Resources real estate unit, adjusted for the impact of special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. The amount presented as ongoing earnings for Cinergy Corporation represents reported diluted EPS adjusted for special items as defined by Duke Energy. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. In 2006, ongoing diluted EPS will be used as the basis for employee incentive bonuses. The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Duke Energy also uses ongoing segment (including ongoing equity earnings for Field Services) and Other EBIT as a measure of historical and anticipated future segment performance. When used for future periods, ongoing segment and Other EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment and Other EBIT are non-GAAP financial measures as they may represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of forecasted ongoing segment and Other EBIT and related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

Prior to the merger, Cinergy’s management used adjusted earnings, which is a non-GAAP financial measure as it represents reported earnings, adjusted for items not related to Cinergy’s ongoing, underlying business or which distort comparability of results, as a measure to evaluate operations of the company. Cinergy’s management used adjusted earnings internally for analysis of performance and for reporting results to its board of directors, and considered this measure to provide a meaningful representation of Cinergy’s fundamental earnings power.

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors’ section of Duke Energy’s Web site www.duke-energy.com/investors/ or by dialing 800/500-0311 in the United States or 719/457-2698 outside the United States. The confirmation code is 2982824. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, May 11, 2006, by dialing 888/203-1112 with a confirmation code of 2982824. The international replay number is 719/457-0820, confirmation code 2982824. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: www.duke-energy.com/investors/publications/gaap/.

Forward-looking statement

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in Duke Energy’s service territories; additional competition in electric or gas markets and continued industry consolidation; the influence of weather and other natural phenomena on company operations, including the economic, operational and other effects of hurricanes, ice storms, tornados or other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other projects; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisition or divestiture plans, including the prices in which Duke Energy is able to sell assets; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

###

MARCH 2006

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended
	March 31,
(In millions, except per share amounts and where noted)	2006	2005
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.53	$0.90
Diluted	$0.50	$0.87
(Loss) Earnings Per Share (from discontinued operations)
Basic	$(0.14)	$0.01
Diluted	$(0.13)	$0.01
Earnings Per Share
Basic	$0.39	$0.91
Diluted	$0.37	$0.88
Dividends Per Share	$0.31	$0.275
Weighted-Average Shares Outstanding
Basic	928	954
Diluted	963	990

INCOME
Operating Revenues	$3,201	$5,328

Total Reportable Segment EBIT	1,070	1,786
Other EBIT	(85)	(202)
Interest Expense	250	290
Interest Income and Other (a)	(9)	(17)
Income Tax Expense from Continuing Operations	258	451
(Loss) Income from Discontinued Operations	(128)	8

Net Income	358	868
Dividends and Premiums on Redemption of Preferred and Preference Stock	—	2

Earnings Available for Common Stockholders	$358	$866

CAPITALIZATION
Common Equity	50%	45%
Preferred Stock	0%	0%

Total Common Equity and Preferred Securities	50%	45%
Minority Interests	2%	5%
Total Debt	48%	50%

Total Debt	$16,172	$18,590
Book Value Per Share	$17.87	$17.76
Actual Shares Outstanding	927	928
CAPITAL AND INVESTMENT EXPENDITURES
Franchised Electric	$340	$305
Natural Gas Transmission	125	100
Field Services	—	45
Duke Energy North America	71	3
International Energy	25	4
Crescent (b)	263	140
Other	10	2

Total Capital and Investment Expenditures	$834	$599

EBIT BY BUSINESS SEGMENT
Franchised Electric	$359	$336
Natural Gas Transmission	438	411
Field Services	144	919
International Energy	87	68
Crescent	42	52

Total reportable segment EBIT	1,070	1,786
Other EBIT	(85)	(202)
Interest expense	(250)	(290)
Interest Income and Other (a)	9	17

Consolidated earnings from continuing operations before income taxes	$744	$1,311

(a)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(b)	Amounts include capital expenditures for residential real estate included in operating cash flows of $115 million and $91 million for the three months ended March 31, 2006 and 2005, respectively.

Note: Certain prior period amounts have been reclassified due to discontinued operations and segment asset transfers.

MARCH 2006

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except where noted)	2006	2005
FRANCHISED ELECTRIC
Operating Revenues	$1,292	$1,265
Operating Expenses	938	931
Gains on Sales of Other Assets, net	—	1
Other Income, net of expenses	5	1

EBIT	$359	$336

Sales, GWh	20,580	21,163
NATURAL GAS TRANSMISSION
Operating Revenues	$1,474	$1,191
Operating Expenses	1,068	789
Gains on Sales of Other Assets, net	29	2
Other Income, net of expenses	12	16
Minority Interest Expense	9	9

EBIT	$438	$411

Proportional Throughput, TBtu	963	1,056
FIELD SERVICES (a)
Operating Revenues	$—	$2,658
Operating Expenses	2	2,573
Gains on Sales of Other Assets, net	—	2
Equity in Earnings of Unconsolidated Affiliates (b)	146	—
Other Income, net of expenses	—	1,251
Minority Interest Expense	—	419

EBIT	$144	$919

Natural Gas Gathered and Processed/Transported, TBtu/day (c)	6.9	6.7
Natural Gas Liquids Production, MBbl/d (c)	357	360
Average Natural Gas Price per MMBtu	$8.98	$6.27
Average Natural Gas Liquids Price per Gallon	$0.89	$0.73
INTERNATIONAL ENERGY
Operating Revenues	$231	$168
Operating Expenses	157	119
Other Income, net of expenses	20	21
Minority Interest Expense	7	2

EBIT	$87	$68

Sales, GWh	4,998	4,535
Proportional MW Capacity in Operation	3,988	4,139
CRESCENT (a)
Operating Revenues	$71	$64
Operating Expenses	61	51
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	26	42
Other Income, net of expenses	8	—
Minority Interest Expense	2	3

EBIT	$42	$52

OTHER (d)
Operating Revenues	$162	$47
Operating Expenses	241	256
Gains on Sales of Other Assets, net	5	3
Other (Expense) Income, net	(15)	3
Minority Interest Benefit	(4)	(1)

EBIT	$(85)	$(202)

Actual Plant Production, GWh (DENA Continuing Operations)	16,438
Proportional MW Capacity in Operation (DENA Continuing Operations)	3,600

(a)	Certain prior year amounts have been reclassified due to discontinued operations and segment asset transfers.
(b)	Represents the 50% interest in Duke Energy Field Services LLC.
(c)	Represents 100% of joint venture volumes.
(d)	Segment EBIT balances for DENA’s continuing operations are included in Other.

Note: See GAAP reconciliation associated with the 2006 first quarter Earnings Release on the Investor Relations

Web site at http://www.duke-energy.com/investors/publications/gaap/.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended March 31,
	2006	2005
Operating Revenues	$3,201	$5,328
Operating Expenses	2,438	4,662
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	26	42
Gains on Sales of Other Assets and other, net	33	9

Operating Income	822	717

Other Income and Expenses	187	1,304
Interest Expense	250	290
Minority Interest Expense	15	420

Earnings From Continuing Operations Before Income Taxes	744	1,311
Income Tax Expense from Continuing Operations	258	451

Income From Continuing Operations	486	860
(Loss) Income From Discontinued Operations, net of tax	(128)	8

Net Income	358	868
Dividends and Premiums on Redemption of Preferred and Preference Stock	—	2

Earnings Available For Common Stockholders	$358	$866

Common Stock Data
Weighted-average shares outstanding
Basic	928	954
Diluted	963	990
Earnings per share (from continuing operations)
Basic	$0.53	$0.90
Diluted	$0.50	$0.87
(Loss) Earnings per share (from discontinued operations)
Basic	$(0.14)	$0.01
Diluted	$(0.13)	$0.01
Earnings per share
Basic	$0.39	$0.91
Diluted	$0.37	$0.88
Dividends per share	$0.31	$0.28

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2006	December 31, 2005
ASSETS

Current Assets	$5,210	$7,957
Investments and Other Assets	14,226	15,033
Net Property, Plant and Equipment	29,459	29,200
Regulatory Assets and Deferred Debits	2,522	2,533

Total Assets	$51,417	$54,723

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY

Current Liabilities	$6,102	$8,418
Long-term Debt	14,601	14,547
Deferred Credits and Other Liabilities	13,435	14,570
Minority Interests	727	749
Common Stockholders’ Equity	16,552	16,439

Total Liabilities and Common Stockholders’ Equity	$51,417	$54,723

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$358	$868
Adjustments to reconcile net income to net cash provided by operating activities:	356	(32)

Net cash provided by operating activities	714	836

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash (used in) provided by investing activities	(121)	912

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(319)	(1,320)

Changes in cash and cash equivalents included in assets held for sale	—	(1)

Net increase in cash and cash equivalents	274	427
Cash and cash equivalents at beginning of period	511	533

Cash and cash equivalents at end of period	$785	$960

Duke Energy Corporation

Quarterly Highlights

Supplemental Franchised Electric Information

March 31, 2006

	Quarter and Year To Date Ended March 31,
	2006	2005	% Inc.(Dec.)
GWH Sales
Residential	6,612	6,924	(4.5%)
General Service	5,816	5,887	(1.2%)

Industrial - Textile	1,388	1,575	(11.9%)
Industrial - Other	4,349	4,370	(0.5%)

Total Industrial	5,737	5,945	(3.5%)

Other Energy Sales	67	67	—
Regular Resale	357	343	4.1%

Total Regular Sales Billed	18,589	19,166	(3.0%)

Special Sales (A)	1,917	2,191	(12.5%)

Total Electric Sales	20,506	21,357	(4.0%)

Unbilled Revenue	(280)	(545)	48.6%

Total Duke Power Electric Sales	20,226	20,812	(2.8%)

Nantahala Electric Sales	354	351	0.9%

Total DP Consolidated Electric Sales	20,580	21,163	(2.8%)

Average Number of Customers
Residential	1,863,159	1,829,808	1.8%
General Service	314,426	308,116	2.0%

Industrial - Textile	769	816	(5.8%)
Industrial - Other	6,645	6,679	(0.5%)

Total Industrial	7,414	7,495	(1.1%)

Other Energy Sales	12,990	13,177	(1.4%)
Regular Resale	15	15	—

Total Regular Sales	2,198,004	2,158,611	1.8%

Special Sales (A)	27	38	(28.9%)

Total Duke Power Electric Sales	2,198,031	2,158,649	1.8%

Nantahala Electric Sales	69,171	67,607	2.3%

Total DP Average Number of Customers	2,267,202	2,226,256	1.8%

__________
(A) Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,552	1,713	(9.4%)
Cooling Degree Days	6	—	100.0%

Variance from Normal
Heating Degree Days	(8.1%)	0.6%	n/a
Cooling Degree Days	50.0%	(90.3%)	n/a

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

March 2005 Year-to-date

(Dollars in Millions)

		Special Items (Note 1)
	Ongoing Earnings	Mutual insurance liability adjustment		Gains on sales of equity investments		Field Services hedge de- designation, net		MTM change on de-designated Field Services hedges for 2005, net		Discontinued Operations, excluding Crescent Resources		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
Franchised Electric	$336	$—		$—		$—		$—		$—		$—	$336

Gas Transmission	411	—		—		—		—		—		—	411

Field Services	149	—		888	A	(118	)B	—		—		770	919

International Energy	68	—		—		—		—		—		—	68

Crescent	52	—		—		—		—		—		—	52

Total reportable segment EBIT	1,016	—		888		(118)		—		—		770	1,786
Other	(120)	(28	)C	—		—		(54	)D	—		(82)	(202)

Total reportable segment EBIT and other EBIT	$896	$(28)		$888		$(118)		$(54)		$—		$688	$1,584

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$896	$(28)		$888		$(118)		$(54)		$—		$688	$1,584
Interest Expense	(290)	—		—		—		—		—		—	(290)
Interest Income and other	15	—		—		—		—		—		—	15
Income taxes from Continuing Operations	(195)	10		(329)		44		19		—		(256)	(451)
Discontinued operations, net of taxes	—	—		—		—		—		8	E	8	8

Total Earnings for Common	$426	$(18)		$559		$(74)		$(35)		$8		$440	$866

EARNINGS PER SHARE, BASIC	$0.45	$(0.02)		$0.59		$(0.08)		$(0.04)		$0.01		$0.46	$0.91

EARNINGS PER SHARE, DILUTED	$0.43	$(0.02)		$0.57		$(0.07)		$(0.04)		$0.01		$0.45	$0.88

Note 1	-	Amounts for special items are entered net of minority interest
A	-	Gain on sale of investment in units of TEPPCO LP, $97 million, and TEPPCO GP, $791 million net of $343 million of minority interest.
B	-	De-designation of hedges due to proposed sell of 19.7% interest in DEFS to ConocoPhillips. $125 million loss recorded in Impairment and other charges on the Consolidated Statements of Operations, reduced by $7 million of hedge settlements recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues on the Consolidated Statements of Operations.
C	-	Recorded in Operation, maintenance and other on the Consolidated Statements of Operations.
D	-	Recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues on the Consolidated Statements of Operations.
E	-	Primarily DENA discontinued operations, net of tax.

Weighted Average Shares (reported and ongoing) - in millions

Basic                954

Diluted              990

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

March 2006 Year-to-date

(Dollars in Millions)

		Special Items (Note 1)
	Ongoing Earnings	Costs to Achieve		Initial Gain and Subsequent Net Gain on Contract Settlement		Gain on Sales of Assets		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

Franchised Electric	$359	$—		$—		$—		$—		$—	$359

Gas Transmission	414	—		24	B	—		—		24	438

Field Services	130	—		—		14	C	—		14	144

International Energy	87	—		—		—		—		—	87

Crescent	42	—		—		—		—		—	42

Total reportable segment EBIT	1,032	—		24		14		—		38	1,070
Other	(80)	(5	)A	—		—		—		(5)	(85)

Total reportable segment EBIT and other EBIT	$952	$(5)		$24		$14		$—		$33	$985

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$952	$(5)		$24		$14		$—		$33	$985
Interest Expense	(250)	—		—		—		—		—	(250)
Interest Income and other	9	—		—		—		—		—	9
Income taxes from Continuing Operations	(247)	2		(8)		(5)		—		(11)	(258)
Discontinued Operations, net of taxes	—	—		—		—		(128	)D,E	(128)	(128)

Total Earnings for Common	$464	$(3)		$16		$9		$(128)		$(106)	$358

EARNINGS PER SHARE, BASIC	$0.50	$—		$0.02		$0.01		$(0.14)		$(0.11)	$0.39

EARNINGS PER SHARE, DILUTED	$0.48	$—		$0.01		$0.01		$(0.13)		$(0.11)	$0.37

Note 1	-	Amounts for special items are entered net of minority interest
A	-	Recorded in Operation, maintenance and other on the Consolidated Statements of Operations.
B	-	$23 million recorded in Gains on Sales of Other Assets, net and $1 million recorded in Other income and expenses, net on the Consolidated Statements of Operations.
C	-	Recorded in Equity in earnings of unconsolidated affiliates on the Consolidated Statements of Operations. Transaction related to sale of Brookeland, Masterscreek and Jasper assets.
D	-	Excludes Crescent discontinued operations.
E	-	Primarily DENA discontinued operations. Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) - in millions

Basic            928

Diluted        963

CINERGY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Operating Revenues
Electric	$1,137,062	$914,359
Gas	355,556	313,096
Other	155,920	98,656

Total Operating Revenues	1,648,538	1,326,111

Operating Expenses
Fuel, emission allowances, and purchased power	425,896	300,619
Gas purchased	232,006	208,600
Costs of fuel resold	146,298	85,762
Operation and maintenance	416,658	296,695
Depreciation	163,758	151,449
Taxes other than income taxes	87,278	78,932

Total Operating Expenses	1,471,894	1,122,057

Operating Income	176,644	204,054

Equity in Earnings of Unconsolidated Subsidiaries	4,095	4,836
Miscellaneous Income – Net	12,648	2,950
Interest Expense	84,894	64,003
Preferred Dividend Requirements of Subsidiaries	277	858

Income Before Taxes	108,216	146,979

Income Taxes	21,302	32,100

Income Before Discontinued Operations and Cumulative Effect of a Change in Accounting Principle	86,914	114,879
Discontinued operations, net of tax	(4,057)	2,477
Cumulative effect of a change in accounting principle, net of tax	(3,493)	—

Net Income	$79,364	$117,356

Average Common Shares Outstanding - Basic	200,286	195,647

Earnings Per Common Share – Basic
Income before discontinued operations and cumulative effect of a change in accounting principle	$0.43	$0.59
Discontinued operations, net of tax	(0.02)	0.01
Cumulative effect of a change in accounting principle, net of tax	(0.01)	—

Net Income	$0.40	$0.60

Average Common Shares Outstanding - Diluted	201,161	196,712

Earnings Per Common Share - Diluted
Income before discontinued operations and cumulative effect of a change in accounting principle	$0.43	$0.59
Discontinued operations, net of tax	(0.02)	0.01
Cumulative effect of a change in accounting principle, net of tax	(0.02)	—

Net Income	$0.39	$0.60

Cash Dividends Declared Per Common Share	$0.64	$0.48

Note: Prior year data has been reclassified to conform with current year presentation.

CINERGY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31 2006	December 31 2005
ASSETS
Current Assets
Cash and cash equivalents	$147,557	$146,056
Receivables less accumulated provision for doubtful accounts of $7,351 at March 31, 2006, and $4,767 at December 31, 2005	1,163,713	1,659,411
Fuel, emission allowances, and supplies	521,516	589,152
Energy risk management current assets	595,292	991,252
Prepayments and other	410,443	408,975

Total current assets	2,838,521	3,794,846

Property, Plant, and Equipment - at Cost
Property, plant, and equipment	16,249,269	15,990,864
Accumulated depreciation	5,563,590	5,477,782

Net property, plant, and equipment	10,685,679	10,513,082

Other Assets
Regulatory assets	1,045,511	1,069,854
Investments in unconsolidated subsidiaries	481,807	479,466
Energy risk management non-current assets	302,904	306,959
Notes receivable, non-current	165,191	171,325
Goodwill and intangible assets	176,193	169,081
Other	637,337	615,012

Total other assets	2,808,943	2,811,697

Assets of Discontinued Operations	22,491	34,215
Total Assets	$16,355,634	$17,153,840

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,347,350	$1,879,528
Accrued taxes	156,688	219,469
Accrued interest	86,034	64,725
Notes payable and other short-term obligations	1,090,765	923,600
Long-term debt due within one year	704,850	360,730
Energy risk management current liabilities	464,358	1,010,585
Other	158,093	185,221

Total current liabilities	4,008,138	4,643,858

Non-current Liabilities
Long-term debt	4,285,611	4,459,695
Deferred income taxes	1,502,784	1,523,070
Unamortized investment tax credits	88,677	90,852
Accrued pension and other postretirement benefit costs	719,347	729,221
Regulatory liabilities	565,481	546,047
Energy risk management non-current liabilities	330,061	338,514
Other	244,287	184,569

Total non-current liabilities	7,736,248	7,871,968

Liabilities of Discontinued Operations	25,727	28,876

Total Liabilities	11,770,113	12,544,702

Cumulative Preferred Stock of Subsidiaries
Not subject to mandatory redemption	11,258	31,743

Common Stock Equity
Common stock - $0.01 par value; authorized shares - 600,000,000; issued shares - 200,653,988 at March 31, 2006 and 199,707,338 at December 31, 2005; outstanding shares - 200,507,375 at March 31, 2006 and 199,565,684 at December 31, 2005	2,007	1,997
Paid-in capital	3,017,579	2,982,625
Retained earnings	1,673,739	1,721,716
Treasury shares at cost - 146,613 at March 31, 2006, and 141,654 shares at December 31, 2005	(5,047)	(4,823)
Accumulated other comprehensive loss	(114,015)	(124,120)

Total common stock equity	4,574,263	4,577,395

Total Liabilities and Shareholders’ Equity	$16,355,634	$17,153,840

Note: Prior year data has been reclassified to conform with current year presentation.

CINERGY CORP.

RECONCILIATION OF GAAP NET INCOME TO ONGOING NET INCOME - 2006

(Unaudited)

(In thousands)

	Q1 $	Q1 EPS
Regulated Businesses
Net Income As Reported	$34,198	$0.17
Cumulative Effect of a Change in Accounting Principle	2,385	$0.01
Special Items:
Merger and Severance Costs (net of tax effects of $15,055)	25,122	0.13

Ongoing Net Income	$61,705	$0.31

Commercial Businesses
Net Income As Reported	$50,196	$0.25
Discontinued Operations	4,057	0.02
Cumulative Effect of a Change in Accounting Principle	1,094	0.01
Special Items:
Merger and Severance Costs (net of tax effects of $7,559)	12,558	0.06

Ongoing Net Income	$67,905	$0.34

Power Technology & Infrastructure Services
Net Income As Reported	$(5,030)	$(0.03)
Cumulative Effect of a Change in Accounting Principle	14	—
Special Items:
Severance Costs (net of tax effects of $75)	113	—

Ongoing Net Income	$(4,903)	$(0.03)

Cinergy Corp.
Net Income As Reported	$79,364	$0.39
Discontinued Operations	4,057	0.02
Cumulative Effect of a Change in Accounting Principle	3,493	0.02
Special Items (net of tax effects of $22,689)	37,793	0.19

Ongoing Net Income	$124,707	$0.62

CINERGY CORP.

RECONCILIATION OF GAAP NET INCOME TO ONGOING NET INCOME - 2005

(Unaudited)

(In thousands)

	Q1 $	Q1 EPS
Regulated Businesses
Net Income As Reported	$75,896	$0.39
Special Items:
Severance Costs (net of tax effects of $458)	748	0.01

Ongoing Net Income	$76,644	$0.40

Commercial Businesses
Net Income As Reported	$45,192	$0.23
Discontinued Operations	(2,477)	(0.01)
Special Items:
Severance Costs (net of tax effects of $283)	463	—

Ongoing Net Income	$43,178	$0.22

Power Technology & Infrastructure Services
Net Income As Reported	$(3,732)	$(0.02)
Special Items:
Severance Costs (net of tax effects of $67)	108	—

Ongoing Net Income	$(3,624)	$(0.02)

Cinergy Corp.
Net Income As Reported	$117,356	$0.60
Discontinued Operations	(2,477)	(0.01)
Special Items (net of tax effects of $808)	1,319	0.01

Ongoing Net Income	$116,198	$0.60

Certain Regulated Businesses and Commercial Businesses amounts have been restated to conform with current presentation.

CINERGY CORP.

BUSINESS SEGMENT SUMMARY INFORMATION

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Regulated Businesses
Net Income	$34,198	$75,896
Earnings Per Share - diluted	$0.17	$0.39

Operational Statistics:
Electric Retail MWh Sales and Transportation	13,119,567	13,310,288
Gas Retail Mcf Sales and Transportation	32,797,621	38,537,137
Electric Customers (End of Period)	1,582,304	1,569,861
Gas Customers (End of Period)	518,241	513,577

Commercial Businesses
Net Income	$50,196	$45,192

Earnings Per Share - diluted	$0.25	$0.23

Operational Statistics:
Electricity Trading Volumes (MWhs)	28,361,485	50,317,278
Physical and Financial Gas Trading (Bcf/d)	47.3	71.6

Power Technology & Infrastructure Services
Net Income	$(5,030)	$(3,732)

Earnings Per Share - diluted	$(0.03)	$(0.02)

CINERGY CORP.

BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS

For the Quarter Ended March 31, 2006

(unaudited)

Regulated Businesses

Earnings Per Share - diluted - 2005 (Ongoing*)		$0.40
Weather	(0.06)
Price increases	0.08
Operation and maintenance	(0.08)
Depreciation	(0.01)
Taxes other than income taxes	(0.02)
Financing and dilution	(0.05)
Generation asset transfer from Commercial	0.03
Other - net	0.02

Earnings Per Share - diluted - 2006 (Ongoing*)		$0.31

Commercial Businesses

Earnings Per Share - diluted - 2005 (Ongoing*)		$0.22
Weather	(0.01)
Price increases	0.16
Optimization activities	0.16
Power marketing, trading and origination	(0.11)
Gas marketing, trading and origination	0.09
Synthetic fuel production	(0.09)
Financing and dilution	(0.03)
Generation asset transfer to Regulated	(0.03)
Other - net	(0.02)

Earnings Per Share - diluted - 2006 (Ongoing*)		$0.34

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2005 (Ongoing*)		$(0.02)
Results of investments	(0.01)

Earnings Per Share - diluted - 2006 (Ongoing*)		$(0.03)

*	See the 2005 and 2006 Cinergy Reconciliation of GAAP Net Income to Ongoing Net Income Schedules for a reconciliation to the most comparable GAAP measure.

CINERGY CORP.

IMPACT TO CHANGE IN METHOD OF PRESENTING MARK-TO-MARKET EFFECT ON ASSET HEDGES

(Unaudited)

	Ongoing EPS Duke Energy Method (a)	MTM Effect on Asset Hedges	Adjusted EPS Cinergy Corp. 2005 Method (b)
EPS - 2006	$0.62	$(0.12)	$0.50
EPS - 2005	$0.60	$0.11	$0.71

	$0.02	$(0.23)	$(0.21)

(a)	method includes MTM results on asset hedges
(b)	method excludes MTM results on asset hedges